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                         MORGAN STANLEY REAL ESTATE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         DECEMBER 1, 2009 - MAY 31, 2010

                                                                     AMOUNT OF    % OF    % OF
                                       OFFERING                       SHARES    OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF   PRICE OF      TOTAL AMOUNT    PURCHASED PURCHASED  TOTAL
    PURCHASED    TRADE DATE OFFERING    SHARES       OF OFFERING      BY FUND   BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- ------------ ----------------- ---------- --------- ------ ------------------- ----------------
 Regency Centers  12/04/09     --         $30.750        $8,000,000      3,440     0.04%  0.31%     J.P. Morgan,        JP Morgan
       Corp                                                                                         Wells Fargo        Securities
                                                                                                    Securities,
                                                                                                     Comerica
                                                                                                    Securities,
                                                                                                       Daiwa
                                                                                                    Securities
                                                                                                   America Inc.,
                                                                                                   Mitsubishi UFJ
                                                                                                    Securities,
                                                                                                      Mizuho
                                                                                                   Securities USA
                                                                                                    Inc., Morgan
                                                                                                     Keegan &
                                                                                                   Company, Inc.,
                                                                                                   Piper Jaffray

 HRPT Properties  03/24/10     --          $7.250       $30,000,000      6,200     0.02%  0.12%   Morgan Stanley,    Wachovia/Wells
      Trust                                                                                      Citi, Wells Fargo        Fargo
                                                                                                    Securities,
                                                                                                    Jefferies &
                                                                                                  Company, Morgan
                                                                                                 Keegan & Company,
                                                                                                 Inc., RBC Capital
                                                                                                    Markets, UBS
                                                                                                  Investment Bank,
                                                                                                 Janney Montgomery
                                                                                                       Scott,
                                                                                                 Oppenheimer & Co.

  AMB Property    04/07/10     --         $27.500       $15,800,000      3,870     0.02%  0.28%   Morgan Stanley,    BofA Merrill
      Corp.                                                                                      J.P. Morgan, BofA       Lynch
                                                                                                   Merrill Lynch,
                                                                                                   Daiwa Capital
                                                                                                   Markets, ING,
                                                                                                  Scotia Capital,

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                                                                                                  Credit Agricole
                                                                                                     CIB, HSBC,
                                                                                                   Mitsubishi UFJ
                                                                                                  Securities, PNC
                                                                                                      Capital

  Biomed Realty   04/14/10     --         $17.250       $11,500,000      1,540     0.01%  0.07%    Raymond James,    Raymond James &
   Trust Inc.                                                                                          Morgan          Associates
                                                                                                    Stanley, UBS
                                                                                                  Investment Bank,
                                                                                                    Wells Fargo
                                                                                                    Securities,
                                                                                                  Keybanc Capital
                                                                                                  Markets, Baird,
                                                                                                   Creit Suisse,
                                                                                                   Deutsche Bank
                                                                                                  Securities, RBC
                                                                                                  Capital Markets,
                                                                                                    RBS, Stifel
                                                                                                   Nicolaus, BMO
                                                                                                  Capital Markets

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